UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 21, 2016

Nexeo Solutions Holdings, LLC

(Exact name of registrant as specified in its charter)

Delaware	333-179870-02	27-4328676
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Waterway Square Place, Suite 1000 The Woodlands, Texas (Address of principal executive offices)	77380 (Zip Code)

(281) 297-0700
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement.

On March 21, 2016, Nexeo Solutions Holdings, LLC (“Nexeo”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among WL Ross Holding Corp. (“WL Ross”), Neon Acquisition Company LLC, a wholly-owned subsidiary of WL Ross (“Blocker Merger Sub”), Neon Holding Company LLC, a wholly-owned subsidiary of Blocker Merger Sub (“Company Merger Sub”), Nexeo, TPG Accolade Delaware, L.P. (“Blocker”), and Nexeo Holdco, LLC, a wholly-owned subsidiary of Nexeo (“New Holdco”). Prior to the Closing, Blocker Merger Sub will distribute the equity interests in Company Merger Sub to WL Ross. Subsequent to that distribution, pursuant to the Merger Agreement, and upon the terms and subject to the conditions set forth therein, WL Ross will acquire Nexeo through a series of two mergers. First, Company Merger Sub will merge with and into Nexeo (the “Company Merger”), with Nexeo continuing as the surviving entity, with WL Ross and Blocker as its sole owners. Next, immediately following the effectiveness of the Company Merger, Blocker Merger Sub will merge with and into Blocker (the “Blocker Merger” and, together with the Company Merger, the “Mergers”), with Blocker continuing as the surviving entity and as a wholly-owned subsidiary of WL Ross. The transactions set forth in the Merger Agreement will result in a “Business Combination” involving WL Ross, pursuant to WL Ross’ Amended & Restated Articles of Incorporation.

The Merger Agreement and the transactions contemplated thereby were approved by the Board of Directors of Nexeo (the “Board”) on March 20, 2016.

The Merger Agreement

Merger Consideration

As a result of the Mergers, each issued and outstanding share of Nexeo and Blocker will be converted into the right to receive a combination of cash and newly-issued common stock of WL Ross (the “WLR Common Stock”), as calculated pursuant to the terms of the Merger Agreement.

Pursuant to the Merger Agreement, the aggregate consideration to be paid to the equityholders of Nexeo and Blocker (the “Selling Equityholders”) will consist of (i) an amount in cash equal to the amount of Available Cash (as defined in the Merger Agreement) and (ii) a number of shares of newly-issued WLR Common Stock based on a per share issue price of $10.00 per share, as calculated in accordance with the terms of the Merger Agreement, equal in value in the aggregate to $1,540,000,000 (including an assumption of capital leases), subject to adjustment as set forth in the Merger Agreement, including, without limitation, the repayment of indebtedness of Nexeo concurrently with the consummation of the Mergers. Based upon an assumption of debt of $35 million, the purchase price to be paid by WL Ross is expected to be approximately $1,575,000,000. Additionally, a portion of the merger consideration to be paid to the Selling Equityholders will consist of a portion of the shares of WLR Common Stock, which had previously been issued to WL Ross Sponsor LLC (“WLRS”) pursuant to that certain Amended & Restated Subscription Agreement, dated April 4, 2014, between WLRS and WL Ross (such shares, the “Founder Shares”). The Founder Shares transferred to the Selling Equityholders in connection with the Mergers will be subject to the conditions and restrictions set forth in the Founder Share Transfer Letter Agreement (the “Transfer Letter”) and the Shareholders and Registration Rights Agreement (the “Stockholders Agreement”), each dated as of March 21, 2016.  The number of Founder Shares to be transferred to the Selling Equityholders will be adjusted based on the aggregate amount of share consideration issued in connection with the Mergers, as described herein.

Pursuant to the terms of the Merger Agreement, the aggregate stock ownership of the Selling Equityholders will be capped at 35% of the value of the capital stock of WL Ross. If that cap applies and WL Ross does not otherwise satisfy the remaining purchase price in cash at closing, the Selling Equityholders will receive the remaining purchase price through future deferred payments in cash in lieu of receiving additional shares, where such deferred cash payments will have a value that is linked to WL Ross’ stock price.

Financing

WL Ross intends to finance the consideration for the Mergers primarily through a combination of cash held in its trust account, the issuance of shares of the WLR Common Stock, the proceeds of the Credit Facilities as described below and the proceeds it expects to receive for its issuance of additional equity in a private placement. However, the Merger Agreement is not conditioned on the closing of the Credit Facilities or receipt of any other third-party financing. If WL Ross is unable to obtain the funding needed to complete the Mergers and effect the Mergers at a time when all conditions to the Merger are satisfied, WL Ross could be liable for breach and be subject to customary remedies, including contract damages.

In connection with the Merger Agreement, Company Merger Sub has entered into a debt commitment letter, dated as of March 21, 2016, with Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Jefferies Finance LLC, Deutsche Bank AG New York Branch and Deutsche Bank Securities Inc. (collectively, the “Commitment Parties”), pursuant to which, among other things, the Commitment Parties have committed to provide, subject to the terms and conditions thereof, (i) a $630 million secured term loan facility (the “Term Facility”) and (ii) a $575 million asset based revolving credit facility (the “Revolving Facility” and, together with the Term Facility, the “Credit Facilities”)  to a wholly-owned subsidiary of WL Ross (the “Borrower”). Upon the consummation of the Mergers, the post-combination company will assume all of the obligations of the Borrower under the Credit Facilities. The Credit Facilities will be guaranteed by certain of the parent entities of the Borrower and all of the Borrower’s direct or indirect wholly-owned domestic subsidiaries, and will be secured by substantially all assets of the Borrower and such guarantors. The funding of the Credit Facilities is subject to customary conditions, including the negotiation of definitive documentation and other customary closing conditions.

Net Stockholder Redemptions

The composition of consideration payable in connection with the Merger Agreement may be adjusted, at the election of the Selling Equityholders, if WL Ross’ stockholders exercise their rights to redeem WLR Common Stock in an amount exceeding $0, after giving effect to any additional Equity Financing (as defined in the Merger Agreement) obtained by WL Ross. In such event, the Selling Equityholders will have the right, by notice to WL Ross, to receive an additional portion of the consideration payable pursuant to the Merger Agreement in WLR Common Stock or deferred cash consideration as described above.

Representations, Warranties and Covenants

The parties to the Merger Agreement have made representations, warranties and covenants that are customary for transactions of this nature. Other than certain representations and warranties specified in the Merger Agreement, the representations and warranties of the respective parties to the Merger Agreement will not survive the closing of the Mergers.

Conditions to Consummation of the Mergers

Consummation of the transactions contemplated by the Merger Agreement is subject to customary closing conditions, including, among others, that (i) holders of a majority of the outstanding shares of WLR Common Stock entitled to vote approve (a) the Merger Agreement and the related transactions and (b) pursuant to the rules of The NASDAQ Stock Market (“NASDAQ”), the issuance of more than 20% of the outstanding WLR Common Stock in the Merger, (ii) certain approvals under U.S. and foreign competition and antitrust laws shall have been obtained, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act; (iii) there are no governmental restraints or prohibitions and no laws or regulations preventing the consummation of the Mergers; (iv) the shares of WLR Common Stock to be issued in the Mergers have been approved for listing on NASDAQ, subject only to official notice of issuance thereof; (v) the net redemptions of stockholders of WL Ross pursuant to their redemption rights of WLR Common Stock shall not exceed $0, and (vi) the parties have performed, in all material respects, their obligations under the Merger Agreement.

Termination

The Merger Agreement may be terminated at any time prior to the consummation of the Mergers (whether before or after the required WL Ross stockholder vote has been obtained) by mutual written consent of WL Ross and Nexeo and in certain other limited circumstances, including if the Mergers have not been consummated by July 29, 2016.

The foregoing description of the Merger Agreement and the Mergers does not purport to be complete and is qualified in its entirety by the terms and conditions of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or any other party to the Merger Agreement. In particular, the representations, warranties, covenants and agreements contained in the Merger Agreement, which were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and security holders. Investors and security holders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of any party to the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The Stockholders Agreement

Concurrently with the execution of the Merger Agreement, WL Ross entered into the Stockholders Agreement with the Sponsors (as defined in the Stockholders Agreement), which will govern the rights and obligations of the Sponsors with respect to WL Ross following the closing of the Mergers. Pursuant to the terms of the Stockholders Agreement, the Sponsors will be bound by restrictions on the transfer of their WLR Common Stock through the first six months following the Closing, and then, subject to any permitted underwritten offerings pursuant to the Stockholders Agreement and other permitted transfers, through the earlier of twelve months following the closing of the Mergers or such time as the Sponsors no longer hold 50% of their initial ownership of WLR Common Stock. Upon the consummation of the Mergers, the Sponsors will be entitled to certain registration rights, including the right to initiate four underwritten offerings in any twelve-month period and unlimited piggyback registration rights, subject to customary black-out periods, cutback provisions and other limitations as set forth in the Stockholders Agreement. Pursuant to the Stockholders Agreement, as promptly as practicable and in no event later than 15 days following the Mergers, WL Ross has agreed to file with the Securities and Exchange Commission (the “SEC”) a shelf registration statement relating to the offer and sale of the Registrable Securities (as defined in the Stockholders Agreement) owned by the Sponsors (and any permitted transferees) and to keep such shelf registration statement effective on a continuous basis until the date as of which all such Registrable Securities have been sold or another registration statement is filed under the Securities Act.

Subject to specified ownership thresholds, each of the Sponsors will also be entitled to designate two directors for appointment to the Board and to maintain a representative on each committee of the Board other than the Audit Committee. Initially, WLRS will designate Wilbur J. Ross, Jr. (who will serve as the Chairman of the Board) and an additional director nominated to the Board by WLRS who must be independent for the purposes of NASDAQ rules. TPG will designate Christopher J. Yip and Nathan H. Wright. The Sponsors intend to designate the full slate of the Board pursuant to the Stockholders Agreement prior to the Closing Date and such proposed directors will be identified in the definitive proxy materials distributed to WL Ross’ shareholders. In addition to these designees, upon the consummation of the Mergers, each of the Sponsors will be entitled to designate two additional unaffiliated directors. Following the expiration of the initial term of such additional unaffiliated directors, the Nominating and Governance Committee of the Board will nominate such additional vacancies on behalf of the Board. Pursuant to the terms of the Stockholders Agreement, each Sponsor must vote for the designees of the other Sponsor and is entitled to replace any of its designees that are removed from the Board.

Each of the Sponsors will be subject to a customary standstill with respect to the issued and outstanding equity securities of WL Ross through the date that is three months following the date on which such Sponsor no longer maintains the right to designate two directors to the Board.

The Stockholders Agreement will terminate upon the valid termination of the Merger Agreement in accordance with its terms. In addition, certain rights and obligations of the Sponsors under the Stockholders Agreement will automatically cease if such Sponsors (i) no longer hold any equity securities of WL Ross or (ii) no longer have the right to designate an individual for nomination to the Board and the Sponsors no longer hold in aggregate at least 50% of the outstanding shares of WLR Common Stock.

The foregoing description of the Stockholders Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Stockholders Agreement, a copy of which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

Tax Receivable Agreement

Prior to or at the Closing, WL Ross will enter into the Tax Receivable Agreement attached as an exhibit to the Merger Agreement (the “Tax Receivable Agreement”) with the Selling Equityholders. The Tax Receivable Agreement will generally provide for the payment by WL Ross to each Selling Equityholder of 85% of the net cash savings, if any, in U.S. federal, state and local income tax that WL Ross actually realizes (or is deemed to realize in certain circumstances) in periods after the Closing as a result of (i) certain increases in tax basis resulting from the Company Merger, (ii) certain tax attributes of Nexeo existing prior to the Mergers, (iii) net operating losses and certain other tax attributes of Blocker available to WL Ross as a result of the Blocker Merger, and (iv) imputed interest deemed to be paid by WL Ross as a result of, and additional tax basis arising from, payments it makes under the Tax Receivable Agreement. WL Ross will retain the benefit of the remaining 15% of these cash savings.

The amount and timing of any payments under the Tax Receivable Agreement will vary depending upon a number of factors, including the amount and timing of the taxable income WL Ross generates in the future and the U.S. federal, state and local income tax rates then applicable. In addition, payments under the Tax Receivable Agreement will give rise to additional tax benefits by WL Ross and therefore to additional potential payments under the Tax Receivable Agreement. The term of the Tax Receivable Agreement will commence upon the consummation of the Mergers and will continue until all tax benefits that are subject to the Tax Receivable Agreement have been utilized or expired, unless WL Ross exercises its right to terminate the Tax Receivable Agreement early. If WL Ross elects to terminate the Tax Receivable Agreement early, its obligations under the Tax Receivable Agreement would accelerate and it generally would be required to make an immediate payment equal to the present value of the anticipated future payments to be made by it under the agreement, calculated in accordance with certain valuation assumptions set forth in the Tax Receivable Agreement.

The foregoing description of the Tax Receivable Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Tax Receivable Agreement, the form of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Warrant Exchange Agreement

Concurrently with the execution of the Merger Agreement, WL Ross entered into the Private Placement Warrant Exchange Letter Agreement with WLRS, WL Ross and Nexeo (the “Warrant Exchange Agreement”), which provides for the exchange of all 22,400,000 warrants issued in a private placement to WLRS at the time of WL Ross’ initial public offering in exchange for shares of WLR Common Stock at an exchange ratio of 0.10 shares of WLR Common Stock for each private placement warrant for a total of 2,240,000 shares of WLR Common Stock. WL Ross believes that, as result of the transactions set forth in the Warrant Exchange Agreement, potential dilution to the holders of WL Ross’ Common Stock that may result from the future exercise of the private placement warrants may be reduced.

The shares issued under the Warrant Exchange Agreement are subject to the terms and conditions of the Stockholders Agreement and the satisfaction or waiver of all conditions precedent set forth in the Merger Agreement. As described above, under the Stockholders Agreement, WLRS has agreed that it will not sell, transfer or assign any WLR Common Stock issued pursuant to the Warrant Exchange Agreement through the earlier of twelve months following the closing of the Mergers or such time as the Sponsors no longer hold 50% of their initial ownership of WLR Common Stock.

The foregoing description of the Warrant Exchange Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Warrant Exchange Agreement, a copy of which is filed hereto as Exhibit 10.3 and is incorporated herein by reference.

Transfer Letter

Concurrently with the execution of the Merger Agreement, WLRS entered into the Transfer Letter, which provides for, among other things, the agreement by WLRS to transfer a portion of the Founder Shares to the Selling Equityholders as part of the consideration in the Mergers. The number of Founder Shares to be transferred to Selling Equityholders will be adjusted based on the aggregate amount of share consideration issued in connection with the Mergers. The transfer of the Founder Shares pursuant to the Transfer Letter is subject to the satisfaction or waiver of all conditions precedent set forth in the Merger Agreement.

This description of the Transfer Letter does not purport to be complete and is qualified in its entirety by the terms and conditions of the Transfer Letter, a copy of which is filed hereto as Exhibit 10.4 and is incorporated herein by reference.

Item 7.01.  Regulation FD Disclosure.

Attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 7.01 by reference is the investor presentation that will be used by WL Ross in making presentations to certain of WL Ross’ stockholders and other persons with respect to the transactions contemplated by the Merger Agreement.  The investor presentation attached as Exhibit 99.1 hereto supersedes the investor presentation furnished as Exhibit 99.3 to the Form 8-K filed on March 21, 2016.

The foregoing, Exhibit 99.1, and the information set forth therein shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

Forward Looking Statements

Certain statements made herein are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements include timing of the proposed mergers; the business plans, objectives, expectations and intentions of the parties once the transaction is complete, and WL Ross’ and Nexeo’s estimated and future results of operations, business strategies, competitive position, industry environment and potential growth opportunities. These forward-looking statements reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, Nexeo’s actual results may differ materially from its expectations or projections.

The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the outcome of any legal proceedings that have been, or will be, instituted against WL Ross, Nexeo, or other parties to the Merger Agreement following announcement of the Merger Agreement and transactions contemplated therein; the ability of WL Ross to meet NASDAQ listing standards following the mergers and in connection with the consummation thereof; the inability to complete the transactions contemplated by the Merger Agreement due to the failure to obtain approval of the stockholders of WL Ross or other conditions to closing in the Merger Agreement; the failure to obtain the necessary financing arrangements set forth in the debt commitment letters delivered pursuant to the Merger Agreement; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the announcement of the Merger Agreement and consummation of the transaction described therein; costs related to the proposed mergers and the impact of the substantial indebtedness to be incurred to finance the consummation of the mergers; changes in applicable laws or regulations; the ability of the combined company to meet its financial and strategic goals, due to, among other things, competition, the ability of the combined company to grow and manage growth profitability, maintain relationships with suppliers and adequate supply of products and retain its key employees; the possibility that the combined company may be adversely affected by other economic, business, competitive factors, weather and/or commodity prices; and other risks and uncertainties described herein, as well as those risks and uncertainties discussed from time to time in other reports and other public filings with the SEC by WL Ross and Nexeo.

Additional information concerning these and other factors that may impact Nexeo’s expectations and projections can be found in WL Ross’ periodic filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2015, in Nexeo’s periodic filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended September 30, 2015, and in the proxy statement to be filed by WL Ross with the SEC when available. Nexeo’s SEC filings are available publicly on the SEC’s website at www.sec.gov. WL Ross and Nexeo disclaim any obligation to update the forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information about the Transaction and Where to Find It

In connection with the proposed mergers, WL Ross will file a preliminary proxy statement with the SEC and will mail a definitive proxy statement and other relevant documents to its stockholders. Investors and security holders of WL Ross are advised to read, when available, the preliminary proxy statement, and amendments thereto, and the definitive proxy statement in connection with WL Ross’ solicitation of proxies for its stockholders’ meeting to be held to approve the mergers because the proxy statement will contain important information about the mergers and the parties to the mergers. The definitive proxy statement will be mailed to stockholders of WL Ross as of a record date to be established for voting on the mergers. WL Ross stockholders will also be able to obtain copies of the proxy statement, without charge, once available, at the SEC’s website at www.sec.gov or by directing a request to: WL Ross Holding Corp., c/o WL Ross & Co. LLC, 1166 Avenue of the Americas, 25th Floor, New York, New York 10036, e-mail: WLRHolding@wlross.com, Attn: Tony Reina (Legal Department).

Participants in Solicitation

WL Ross, Nexeo, and their respective directors, executive officers and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of WL Ross stockholders in connection with the proposed mergers. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests in WL Ross of directors and officers of WL Ross in WL Ross’ proxy statement for its 2015 annual meeting, which was filed with the SEC on January 14, 2016. More detailed information regarding the names, affiliations and interests of certain of Nexeo’s directors and officers is contained in its annual report on Form 10-K, which was filed with the SEC on December 7, 2015.  Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to WL Ross’ stockholders in connection with the proposed mergers will be set forth in the proxy statement for the proposed mergers when available. Information concerning the interests of WL Ross’ and Nexeo’s participants in the solicitation, which may, in some cases, be different than those of WL Ross’ and Nexeo’s stockholders generally, will be set forth in the proxy statement relating to the mergers when it becomes available.

Disclaimer

This communication shall neither constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description
2.1*

Agreement and Plan of Merger, dated March 21, 2016, by and among WL Ross Holding Corp., Neon Acquisition Company LLC, Neon Holding Company LLC, TPG Accolade Delaware, LP, Nexeo Solutions Holdings, LLC and Nexeo Holdco, LLC.

10.1	Shareholders’ and Registration Rights Agreement, dated as of March 21, 2016, by and among TPG Capital LLC, WL Ross Sponsor LLC and WL Ross Holding Corp.
10.2	Form of Tax Receivable Agreement, by and among WL Ross Holding Corp. and the other parties thereto.
10.3	Private Placement Warrant Exchange Letter Agreement, dated as of March 21, 2016, by and among WL Ross Sponsor LLC, WL Ross Holding Corp. and Nexeo Solutions Holdings, LLC.
10.4	Founder Share Transfer Letter Agreement, dated as of March 21, 2016, by and among WL Ross Sponsor LLC, Nexeo Holdco, LLC and WL Ross Holding Corp.
99.1	Investor Presentation, dated March 23, 2016

*           The exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted schedules to the Securities and Exchange Commission upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 23, 2016	Nexeo Solutions Holdings, LLC

	By:	/s/ Michael B. Farnell, Jr.
	Name:	Michael B. Farnell, Jr.
	Title:	Executive Vice President and Chief Legal Officer

Exhibit No.	Description
2.1*

Agreement and Plan of Merger, dated March 21, 2016, by and among WL Ross Holding Corp., Neon Acquisition Company LLC, Neon Holding Company LLC, TPG Accolade Delaware, LP, Nexeo Solutions Holdings, LLC and Nexeo Holdco, LLC.

10.1	Shareholders’ and Registration Rights Agreement, dated as of March 21, 2016, by and among TPG Capital LLC, WL Ross Sponsor LLC and WL Ross Holding Corp.
10.2	Form of Tax Receivable Agreement, by and among WL Ross Holding Corp., and the other parties thereto.
10.3	Private Placement Warrant Exchange Letter Agreement, dated as of March 21, 2016, by and among WL Ross Sponsor LLC, WL Ross Holding Corp. and Nexeo Solutions Holdings, LLC.
10.4	Founder Share Transfer Letter Agreement, dated as of March 21, 2016, by and among WL Ross Sponsor LLC, Nexeo Holdco, LLC and WL Ross Holding Corp.
99.1	Investor Presentation, dated March 23, 2016

*           The exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted schedules to the Securities and Exchange Commission upon its request.